EXHIBIT 10.8(d)

                             INTERCREDITOR AGREEMENT

     This INTERCREDITOR AGREEMENT (as amended, restated or modified from time to time, the "ICA") is dated as of September 7, 2004, and made by and among 9145-6442 Quebec, Inc., a Province of Quebec, Canada, corporation, whose place of business is in Laval, Quebec, Canada ("Lender"), PSC Equipment, Inc., a Florida corporation ("Subordinator"), and On Alert Systems, Inc., a Nevada corporation ("Borrower").

                                    RECITALS

     WHEREAS, Borrower has executed and delivered to Lender a promissory note dated as of August 23, 2004, currently in the aggregate original principal sum of Two Hundred Forty-two Thousand Two Hundred Sixteen dollars ($242,216) (the "Note"); and.

     WHEREAS, Borrower has executed and delivered to Subordinator Amendment #1 to the Money Purchase Contract ("MPC") dated May 31, 2004, dated July 28th, 2004, herewith; and,

     WHEREAS, Lender, Subordinator and Borrower desire to enter into this ICA so as to define the terms and manner in which both the Lender and the Subordinator, as separate Lien (defined pursuant to Section 1, below) holders on certain portions of the Collateral (defined pursuant to Section 1, below), may cooperate with each other to maximize the value to be realized in the event of a liquidation of any Equipment portion of the Collateral; and,

     WHEREAS, Lender, Subordinator and Borrower now desire to enter into this ICA for any other purposes set forth herein,


                                   AGREEMENTS

     NOW, therefore, in consideration of the foregoing, the covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, Lender, Subordinator and Borrower hereby agree as follows:

Section 1.  Subordination.

     (a) The capitalized terms used in this Agreement shall have the following meanings:

     (i) "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit, arrangement, security interest, encumbrance, lien (statutory or other and including without limitation, any attachment, levy, or judgment lien), preference, priority, or other security interest or agreement or other preferential arrangement whatsoever, including, without limitation, the filing of any financing statement naming the owner of the asset to which such Lien relates as debtor.

     (ii) "Collateral" means all tangible and intangible personal property acquired by Lender from Subordinator pursuant to the Promissory Note dated August 23, 2004, or by the Borrower from the Subordinator, pursuant to that certain Equipment Purchase Agreement dated as of May 31, 2004, inclusive of any Amendments in force as of this date, among







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          Subordinator,  PSC  Equipment,  Inc. (as the same may have been or may
          hereafter  be  amended,   supplemented,   restated  or  replaced,  the
          "Purchase Agreement"), and all accessions, appurtenances and additions to and substitutions for any of the foregoing and all products and proceeds of any of the foregoing, together with all renewals and replacements of any of the foregoing, all instruments, notes, chattel paper, documents (including all documents of title), books, records, contract rights and general intangibles arising in connection with any of the foregoing (including all insurance and claims for insurance affected or held for the benefit of Lender or Subordinator in respect of the foregoing) and together with all general intangibles now owned by Lender or existing or hereafter acquired, created or arising, related to any of the foregoing property as defined or pursuant to terms agreed to in the Note.

     (b) Unless and until the Lender has been repaid the sum of $242,216 in principal and any accrued interest, default interest and, as applicable, any other costs or penalties pursuant to the Note, Lender shall have a first and prior Lien in the Collateral and all proceeds thereof. To the extent that the Lender and Subordinator hold Liens covering the same portion of the Collateral, any Lien in the Collateral by the Lender shall be, and is, senior and superior to all Liens in the Collateral held by the Subordinator.

     (c) Unless and until the Subordinator has been repaid the sum of $150,000 in principal and any accrued interest, default interest and, as applicable, any other costs or penalties pursuant to the MPC, and the Subordination Fee, Subordinator shall have a first and prior Lien in the Collateral and all proceeds thereof subsequent to the payment to the Lender of all sums due to the Lender pursuant to the Note and Section 1 (c) above. To the extent that the Lender and Subordinator hold Liens covering the same portion of the Collateral, any Lien in the Collateral by the Lender, once paid in full, shall be null and void, and any Lien of the Subordinator shall be senior and superior to all Liens in the Collateral held by any other entity or individual.


Section 2. Obligations of Subordinator and Lender Upon Exercise of the Default Provisions of the Note by the Lender to enforce the Lender's rights in regards to the Equipment of the Borrower pledged as Collateral in the Note (the "Equipment Collateral"). Upon the exercise by the Lender of the Default
Provisions of the Note to enforce the Lender's rights in regards to the Equipment Collateral, Lender covenants and agrees that he will cooperate with the parties to the EPA and take such action as is reasonably required of it, at the Borrower's expense, to facilitate the liquidation of the Equipment
Collateral through the resale services of the Subordinator, as principals or agents, for the purpose of maximizing the value of the proceeds of such liquidation, so as to protect both the Lender's interests and the interests of the Subordinator. Such action shall include, but shall not be limited to (a) permitting the transfers of such assets to the Subordinator, subject to the Lien of the Lender, as may be contemplated by the provisions of the EPA or MPC, for the purposes of resale to third parties, and (b) as to any asset to be transferred to the Subordinator or Lender, releasing or obtaining the release of any and all Liens on such assets in favor of Lender or any other creditor having a secured interest in such assets under any of the loan documents relating to Lender's Liens, inclusive of the Liens of the Subordinator. Neither the Subordinator nor the Lender will be permitted to resell any Equipment Collateral without the express written consent of the each other, which consent shall not be unduly withheld, with the proceeds of such sales first paid to the Lender until such proceeds equal the amount due to the Lender pursuant to the Note. Once the Lender is paid in full, the Subordinator may sell or retain any





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Equipment Collateral,  at its option,  pursuant to the EPA and MPC. Subordinator agrees to use its best good faith efforts to identify purchasers of such Equipment Collateral in a commercially reasonable period of time so as to
maximize   value  of  the  proceeds  of   liquidation  to  the  Lender  and  the
Subordinator. Lender agrees that Subordinator, who is in the resale of equipment business, is more likely to identify purchasers of the Equipment Collateral so liquidated than is the Lender, and hereby grants the Subordinator a commercially reasonable time to complete such resale. In the event that the Subordinator, for any reason, is unable to consummate a sale in a commercially reasonable time, the Subordinator shall provide to the Lender a list of at least ten (10) qualified equipment resellers who are capable of reselling the Equipment Collateral at the highest and best value that can be obtained at the time of the resale, and the Lender shall choose appropriate representatives from such list.

Section 3. Obligations of Lender Upon Exercise of the Subordinators Option to Unwind the Transactions Giving Rise to the Repossession of the Equipment pursuant to the EPA. Upon the exercise by the Subordinator of the option to unwind the transactions giving rise to the repossession of the Equipment pursuant to the EPA, Lender covenants and agrees that he will cooperate with the parties to the EPA and take such action as is reasonably required of it, at the Borrower's expense, to facilitate the unwinding of the transaction as provided for in the EPA. Such action shall include, but shall not be limited to (a) permitting the transfers of such assets to the Subordinator, subject to the Lien of the Lender, as may be contemplated by the provisions of the EPA or MPC, to satisfy the terms of the Note, and (b) as to any asset to be transferred to the Subordinator or Lender, releasing or obtaining the release of any and all Liens on such assets in favor of Lender or any other creditor having a secured interest in such assets under any of the loan documents relating to Lender's Liens, inclusive of the Liens of the Subordinator.

Section 4. Notice to Subordinator by Lender and Obligations of Subordinator Upon Notice. Lender shall provide written notice to the Subordinator of its intention to enforce the Default Provisions of the Note coincident with its Notice to the Borrower. Subordinator shall cooperate with the Lender in all matters relating to the Equipment Collateral so as to timely accommodate the liquidation of the Equipment Collateral to the extent necessary to repay the Lender in full pursuant to its Note, and to maximize value to the Lender and the Subordinator within the shortest commercially feasible timeframe and by the sale of the least amount of Equipment Collateral as is reasonably possible at the time of the liquidation resale's. Neither the Subordinator nor the Lender shall take any action involving the liquidation of the Equipment Collateral, which would impair the ability of the Subordinator or the Lender to protect its Liens in the Equipment Collateral or that would jeopardize, in a commercially reasonable timeframe and manner of resale, the value to be derived by either party.

Section 5. Conflicts. In the event of any conflict between (i) the provisions of this ICA, and (ii) the provisions of either of the Note or the MPC, inclusive of its Amendment #1, the provisions of this ICA shall govern, to the extent that such conflict is specific and is governable by this ICA.

Section 6. Amendments; Waivers. No amendment, modification, or waiver of any of the provisions of this ICA by Lender or Subordinator shall be deemed to be made unless the same shall be in writing signed on behalf of the party making such waiver and any such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the party making such waiver or, unless otherwise agreed, the obligations of the other party to such party in any other respect or at any other time.

Section 7. Governing Law. This ICA shall be governed by the laws of the State of Florida.




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Section 8. Notices.  All notices to Lender,  Subordinator or Borrower under this
ICA shall be sent to Lender, Subordinator or Borrower at the address given beneath its signature to this ICA, or, as to each party, at such other address as may be designated by such party in a written notice to the other party. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by recognized commercial overnight courier service and shall be deemed to have been given when delivered in person, or one (1) business day after delivery to such courier service with charges prepaid and properly addressed.

Section 9. Counterparts. This ICA maybe executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.

Section 10. Successors and Assigns. The terms of this ICA shall apply to, be binding upon, and inure to the benefit of the parties hereto, their successors, assigns and legal representatives, and all other persons claiming by, through, and under them.


     EXECUTED as of the date first above written.

          LENDER: 9145-6442 Quebec, Inc.

          Attorney in fact for the Corporation, Gary M. Appelblatt, Esq. Under Limited power of attorney dated August 19, 2004

          Address for Notice: 9145-6442 Quebec, Inc.

          Attn: Bureau 400

          2540 Boulevard Daniel Johnson, Suite 400 Laval, Quebec, Canada, H7T2S3


     With a copy to:     Gary M. Appelblatt, Esq.
                         3610 American River Dr., Suite
                         Sacramento, Ca. 95864
                         Fax  916-485-1735


     SUBORDINATOR:

PSC Equipment, Inc.

By: /s/ Maurice Sigouin
---------------------------------
     Name: Maurice Sigouin
     Title: President

Address for Notice:
     SearchPro Corporation, Agent for PSC Equipment, Inc.
     2805 East Oakland Park Blvd., #110
     Fort Lauderdale, Fl. 33306
     Fax- 954-623-6240


     BORROWER:

On Alert Systems, Inc.

By: /s/ William Robinson
---------------------------------
     Name: William Robinson
     Title: President

Address for Notice:
     5147 South Harvard, Suite 138,
     Tulsa, Ok. 74135
     Fax  918-493-6234


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